EXHIBIT 23.a.

                CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the incorporation by refernce in the Registration Statements Nos. 333-76616, 333-65013 and 333-6103 each on Form S-8 and to Registration Statement No. 333-45218 on Form S-3, and in the Annual Report on Form 10-KSB of Igene Biotechnology, Inc. for the year ended December 31, 2001, of our report dated February 20, 2001 (March 27, 2001 for Note 20), relating to the consolidated financial statements of Igene Biotechnology, Inc.




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                                 Berenson & Company LLP

New York, New York
March 28, 2002